Form 3 Joint Filer Information

Name: EGI-Fund (08-10) Investors, L.L.C.
Name: SZ Investments, L.L.C.
Name: Chai Trust Company, LLC

Address for each:

Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606

Designated Filer:

EGI-MBRK, L.L.C.

Issuer and Ticker Symbol:

MiddleBrook Pharmaceuticals, Inc. (MBRK)

Date of Event Requiring Statement:

September 4, 2008

EGI-FUND (05-07) INVESTORS, L.L.C.
SZ INVESTMENTS, L.L.C.

Each by: /s/ PHILIP G. TINKLER
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Name: Philip G. Tinkler
Title: Vice President

CHAI TRUST COMPANY, LLC

By: /s/ JAMES G. BUNEGAR
-------------------------------------
Name: James G. Bunegar

Title: Vice President